Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of the reference to Form F-4 of our report, in the Form 20-F, dated July 24, 2025, with respect to the consolidated financial statements of Alps Life Sciences Inc. and subsidiaries as of March 31, 2025 and March 31, 2024, and the related statements of profit or loss, parent-entity net investment, and cash flows for the financial year ended March 31, 2025 and March 31, 2024.

UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF 1411

Kuala Lumpur, Malaysia

October 31, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of the reference to Form F-4 of our report, in the Form 20-F, dated June 24, 2025, with respect to the financial statements of Alps Global Holding Pubco as of March 31, 2025, and the related statements of profit or loss, parent-entity net investment, and cash flows for the financial period 14 May 2024 (date of incorporation) to 31 March 2025.

UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF 1411

Kuala Lumpur, Malaysia

October 31, 2025